Exhibit 99.2 2Q19 Quarterly Supplement July 16, 2019 © 2019 Wells Fargo Bank, N.A. All rights reserved.

Table of contents 2Q19 Results Appendix 2Q19 Highlights Pages 2 Real estate 1-4 family mortgage portfolio 28 2Q19 Earnings 3 Consumer credit card portfolio 29 Year-over-year results 4 Auto portfolios 30 Balance Sheet and credit overview (linked quarter) 5 Student lending portfolio 31 Income Statement overview (linked quarter) 6 Deferred compensation plan investment results 32 Average loans 7 Trading-related revenue 33 Period-end loans 8 Noninterest expense analysis (reference for slides 17-18) 34 Commercial loan trends 9 Common Equity Tier 1 (Fully Phased-In) 35 Consumer loan trends 10 Average deposit trends and costs 11 Return on average tangible common equity Deposit beta experience 12 (ROTCE) 36 Period-end deposit trends 13 Forward-looking statements 37 Net interest income 14 Noninterest income 15 Noninterest expense and efficiency ratio 16 Noninterest expense – linked quarter 17 Noninterest expense – year over year 18 2019 expense target 19 Community Banking 20 Community Banking metrics 21-22 Wholesale Banking 23 Wealth and Investment Management 24 Credit quality 25 Capital 26 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 2Q19 Supplement 1

2Q19 Highlights Earnings . Net income of $6.2 billion and diluted EPS of $1.30 . Return on assets (ROA) = 1.31% Returns . Return on equity (ROE) = 13.26% . Return on average tangible common equity (ROTCE) (1) = 15.78% . Positive business momentum with strong customer activity - ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores in June reached highest levels in more than 3 years - Year-over-year (YoY) growth in period-end loans and deposits - Primary consumer checking customers (2) up 1.3% YoY; the 4Q18 sale of 52 branches reduced the growth rate by 0.4% - Increased debit and credit card usage YoY Highlights • Debit card point-of-sale (POS) purchase volume (3) up 6% and consumer general purpose credit card POS purchase volume up 6% - Higher loan originations in first mortgage and auto YoY • First mortgage loan originations held-for-investment of $19.8 billion, up 61% • Consumer auto originations of $6.3 billion, up 43% . Returned $6.1 billion to shareholders through common stock dividends and net share repurchases, up from $4.0 billion in 2Q18 - Quarterly common stock dividend of $0.45 per share, up 15% YoY (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 36 for additional information, including a corresponding reconciliation to GAAP financial measures. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter-end so as of May 2019 compared with May 2018. (3) Combined consumer and business debit card purchase volume dollars. Wells Fargo 2Q19 Supplement 2

2Q19 Earnings . Earnings of $6.2 billion and diluted Wells Fargo Net Income ($ in millions, except EPS) earnings per common share (EPS) of $1.30 included: 6,206 6,007 6,064 5,860 - $721 million gain on the sale of $1.9 billion of Pick-a-Pay PCI loans (recognized in other 5,186 noninterest income) - $150 million reserve release (1) (provision for credit losses) - An effective income tax rate of 17.3% $1.30 $1.21 $1.20 $1.13 $0.98 2Q18 3Q18 4Q18 1Q19 2Q19 Diluted earnings per common share (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses. Wells Fargo 2Q19 Supplement 3

Year-over-year results Revenue Noninterest Expense Common Equity Tier 1 Ratio ($ in billions) ($ in billions) (CET1) (fully phased-in) (1) 12.0% 12.0% 21.6 21.6 14.0 13.4 2Q18 2Q19 2Q18 2Q19 2Q18 2Q19 Net Interest Income ($ in billions) Net Charge-offs ($ in millions) Period-end Common Shares and Net Interest Margin (%) and Net Charge-off Rate (%) Outstanding (shares in millions) 653 12.5 602 4,849.1 12.1 9% 4,419.6 2.93% 2.82% 0.26% 0.28% 2Q18 2Q19 2Q18 2Q19 2Q18 2Q19 (1) 2Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 35 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 2Q19 Supplement 4

Balance Sheet and credit overview (linked quarter) Loans . Up $1.6 billion - Commercial loans up $19 million - Consumer loans up $1.6 billion as growth in first mortgage loans, auto loans and credit card loans was partially offset by declines in legacy consumer real estate loans including $3.7 billion of strategic loan sales and transfers to held for sale ($1.9 billion of Pick-a-Pay PCI loan sales and $1.8 billion of first mortgage loans transferred to held for sale) Cash and short-term . Up $29.0 billion on higher deposits, short-term borrowings and long-term debt investments Debt and equity . Trading assets up $5.0 billion primarily driven by higher equity securities held for securities trading . Debt securities (AFS and HTM) down $1.4 billion as purchases were more than offset by run-off and sales; ~$15.9 billion of gross purchases in 2Q19, predominantly federal agency mortgage-backed securities (MBS), vs. ~$4.8 billion in 1Q19 Deposits . Up $24.4 billion on higher commercial and mortgage escrow deposits Short-term borrowings . Up $8.7 billion on higher repurchase balances Long-term debt . Up $5.1 billion as $10.0 billion of bank issuances including $4.3 billion of new FHLB advances, and $4.4 billion of TLAC-eligible issuances, were partially offset by maturities Total stockholders’ . Up $1.2 billion to $199.0 billion on higher retained earnings and cumulative other equity comprehensive income (OCI) . Common shares outstanding down 92.4 million shares on net share repurchases of $4.1 billion Credit . Net charge-offs of $653 million, or 28 bps of average loans (annualized), down $42 million, or 2 bps . Nonperforming assets of $6.3 billion, down $1.0 billion driven by declines in commercial & industrial and consumer real estate nonaccruals . $150 million reserve release primarily due to strong overall credit portfolio performance Period-end balances. All comparisons are 2Q19 compared with 1Q19. Wells Fargo 2Q19 Supplement 5

Income Statement overview (linked quarter)

Total revenue	▪ Revenue of $21.6 billion
Net interest income	▪ NII down $216 million, and NIM down 9 bps to 2.82% largely reflecting balance sheet mix and repricing including the impact of higher deposit costs and a lower interest rate environment, as well as higher MBS premium amortization on higher prepayments
Noninterest income	▪ Noninterest income up $191 million - Trust and investment fees up $195 million on higher asset-based fees and investment banking fees - Other income up $170 million and included a $721 million gain on the sale of Pick-a-Pay PCI loans compared with a $608 million gain in 1Q19 - Deposit service charges up $112 million on higher consumer and commercial deposit service charges - Market sensitive revenue (1) down $425 million on lower net gains from equity securities primarily driven by lower deferred compensation gains (P&L neutral), as well as lower net gains on trading and lower net gains on debt securities • Please see pages 32-33 for additional information on deferred compensation and net trading gains
Noninterest expense	▪ Noninterest expense down $467 million - Personnel expense down $734 million from a seasonally high 1Q, as well as lower deferred compensation expense - Outside professional services expense up $143 million from a typically lower 1Q - Advertising and promotion expense up $92 million from a typically lower 1Q, as well as higher campaign volumes and increased brand advertising
Income tax expense	▪ 17.3% effective income tax rate ▪ Currently expect the effective income tax rate for the remainder of 2019 to be ~18%, excluding the impact of any unanticipated discrete items

All comparisons are 2Q19 compared with 1Q19. (1) Consists of net gains from trading activities, debt securities and equity securities.

Wells Fargo 2Q19 Supplement

6

Average loans Average Loans Outstanding . Total average loans of $947.5 billion, up $3.4 ($ in billions) billion YoY and down $2.5 billion linked quarter (LQ) - Commercial loans down $2.0 billion LQ driven by 950.0 944.1 939.5 946.3 947.5 lower commercial & industrial loans and commercial real estate construction loans - Consumer loans down $468 million LQ as growth in first mortgage loans and auto loans was more than offset by declines in junior lien mortgage loans, as well as lower other revolving credit and installment loans 4.64% 4.72% 4.79% 4.84% 4.80% . Total average loan yield of 4.80%, down 4 bps LQ reflecting continued loan mix changes and the repricing impacts of lower interest rates, and up 16 bps YoY reflecting the repricing impacts of higher YoY interest rates 2Q18 3Q18 4Q18 1Q19 2Q19 Total average loan yield Wells Fargo 2Q19 Supplement 7

Period-end loans Period-end Loans Outstanding . Total period-end loans of $949.9 billion, up $5.6 ($ in billions) billion, or 1%, YoY as growth in first mortgage loans, commercial and industrial loans, and credit 944.3 942.3 953.1 948.2 949.9 card loans was partially offset by declines in junior lien mortgage loans and commercial real estate - Strategic sales of Pick-a-Pay PCI loans and Reliable Financial Services Inc. (Reliable) consumer auto loans, as well as the transfer of first mortgage loans to held for sale (HFS) totaled $9.0 billion from 3Q18 – 2Q19 . Total period-end loans up $1.6 billion LQ on $1.6 billion of consumer loan growth - Strategic sales of Pick-a-Pay PCI loans and the transfer of first mortgage loans to HFS totaled $3.7 billion in 2Q19 - Please see pages 9 and 10 for additional information 2Q18 3Q18 4Q18 1Q19 2Q19 Commercial Consumer . 5-quarter trend of strategic consumer loan sales and transfers to held for sale (HFS) ($ in billions) 2Q18 3Q18 4Q18 1Q19 2Q19 Strategic consumer loan sales and transfers to HFS Pick-a-Pay PCI loan sales 1.3 1.7 1.6 1.6 1.9 Reliable consumer auto loans (transferred to HFS prior to sale) 0.4 First mortgage loans transferred to HFS 1.8 Total $ 1.3 2.1 1.6 1.6 3.7 Wells Fargo 2Q19 Supplement 8

Commercial loan trends Commercial loans up $9.1 billion YoY and $19 million LQ: ($ in billions, Period-end balances) B= billion, MM = million Commercial and industrial (C&I) loans down $288MM LQ 370 Commercial and Industrial Including declines of 350 . $1.1B in Commercial Capital driven by lower asset-based lending reflecting seasonality of summer paydowns 330 . $623MM in Corporate & Investment Banking driven by the run-off of 4Q18 M&A related financing 310 . $597MM in Commercial Real Estate credit facilities to REITs and non- depository financial institutions 290 …partially offset by growth: . $2.2B in the Credit Investment Portfolio on purchases of collateralized loan 270 obligations (CLOs) in loan form 250 2Q18 1Q19 2Q19 Commercial Real Estate 150 145 Commercial real estate loans up $105MM LQ as growth in 140 mortgage lending was partially offset by construction run-off 135 . CRE mortgage up $895MM as origination growth outpaced run-off including 130 run-off/amortization of portfolios purchased in prior years 125 . CRE construction down $790MM reflecting cyclicality of commercial real estate 120 construction projects and continued credit discipline 115 110 Lease financing up $202MM LQ primarily driven by growth in 105 Equipment Finance 100 2Q18 1Q19 2Q19 Wells Fargo 2Q19 Supplement 9

Consumer loan trends Consumer loans down $3.5 billion YoY and included $7.2 billion of strategic sales of Pick-a-Pay PCI loans and Reliable consumer auto loans, and $1.8 billion of first mortgage loans transferred to held for sale; up $1.6 billion LQ despite $1.9 billion of Pick-a-Pay PCI loan sales and $1.8 billion of first mortgage loans transferred to held for sale ($ in billions, Period-end balances) B= billion, MM = million Consumer Real Estate . First mortgage loans up $3.4B Credit Card . Credit card up 1-4 Family First & YoY and $1.9B LQ 40 $2.1B YoY reflecting Junior Lien Mortgage 300 - LQ increase driven by $19.8B purchase volume of originations, which were 36 and new customer 250 largely offset by paydowns, growth, and up 200 $1.9B of Pick-a-Pay PCI loan 32 $541MM LQ on sales, and the transfer of 150 seasonality $1.8B of loans to HFS 28 100 . Junior lien mortgage loans down $4.5B YoY and $1.0B LQ 24 50 as continued paydowns more 0 than offset new originations 20 2Q18 1Q19 2Q19 2Q18 1Q19 2Q19 1-4 Family First Junior Lien Other Revolving Credit Automobile . . Auto loans down $2.0B YoY and Installment Other revolving 50 and up $751MM LQ 40 credit and . Originations of auto loans up 36 installment loans 45 43% YoY and 17% LQ down $2.6B YoY and reflecting growth following 32 down $533MM LQ 40 the restructuring of the on lower margin business 28 loans, as well as 35 lower student loans 24 and personal loans 30 20 and lines 2Q18 1Q19 2Q19 2Q18 1Q19 2Q19 Wells Fargo 2Q19 Supplement 10

Average deposit trends and costs



Average Deposits and Rates
($ in billions)
1,271.3
1,262.1
1,269.0
360.7
338.8
341.4
910.6
923.3
927.6
0.40%
0.65%
0.70%
2Q18
1Q19
2Q19
Noninterest-bearing deposits
Interest-bearing deposits
Average deposit cost

- Average deposits of $1.3 trillion, down $2.3 billion YoY reflecting lower Wealth and Investment Management (WIM) and Wholesale Banking deposits as customers allocated more cash into higher yielding liquid alternatives
- Average deposits up $6.9 billion, or 1%, LQ on higher retail banking deposits reflecting increased promotional activity, partially offset by lower WIM deposits
  - Noninterest-bearing deposits down $19.3 billion, or 5%, YoY and up $2.6 billion LQ
  - Interest-bearing deposits up $17.0 billion, or 2%, YoY and up $4.3 billion LQ
- Average deposit cost of 70 bps, up 5 bps LQ driven by deposit campaign pricing for new deposits and unfavorable deposit mix shifts
- Average deposit cost up 30 bps YoY reflecting increases in Wholesale Banking and WIM deposit rates, unfavorable deposit mix shifts, and retail banking deposit campaign pricing for new deposits

Wells Fargo 2Q19 Supplement
11

Deposit beta experience

- Deposit cost trends reflect current market conditions including repricing lags from prior Fed Funds rate increases, and deposit campaigns for retail deposits which have resulted in a higher mix of higher-yielding deposit balances
- The cumulative beta over the last year (2Q18-2Q19) of 57% increased from the prior twelve months' (1Q18 – 1Q19) cumulative beta of 43%
- If the Fed Funds rate remains at current levels, we expect the cumulative beta (since the start of the cycle in 4Q15) to continue to trend upwards and be on the lower end of the previously guided range of 45-55% (currently 38%)



Quarterly Average WFC Interest-bearing Deposit Cost and Fed Funds Target Rate (%)
3.00
2.50
2.00
1.50
1.00
0.50
-
0.11
0.15
0.29
0.56
0.96
WFC Interest-Bearing Deposit Cost
Fed Funds Target Rate
57% cumulative beta since 2Q18
38% cumulative beta since the start of the cycle
4Q15
2Q16
2Q17
2Q18
2Q19
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cumulative Beta (%) = Change in WFC Interest-bearing Deposit Cost / Change in Fed Funds Target Rate
Fed Funds Target Rate
WFC Interest-bearing Deposit Cost

Wells Fargo 2Q19 Supplement

12

Period-end deposit trends



Period-end Deposits
($ in billions)
1,268.9
1,264.0
1,288.4
410.0
392.7
430.1
79.0
91.7
86.7
25.6
21.1
25.1
754.3
758.5
746.5
2Q18
1Q19
2Q19
Wholesale Banking
Corporate Treasury including brokered CDs
Mortgage Escrow
Consumer and Small Business Banking Deposits (1)

- Period-end deposits of $1.3 trillion, up $19.5 billion, or 2%, YoY
- Period-end deposits up $24.4 billion, or 2%, LQ
  - Wholesale Banking deposits up $37.4 billion, or 10%, on growth in Corporate and Investment Banking, Commercial Real Estate and Corporate Trust, and included an elevated level of short-term deposit inflows
  - Corporate Treasury deposits including brokered CDs, down $5.0 billion, or 5%
  - Mortgage escrow deposits up $4.0 billion, or 19%, LQ primarily reflecting higher mortgage payoffs
  - Consumer and small business banking deposits (1) down $12.0 billion, or 2%, LQ and included:
    - Lower Wealth and Investment Management deposits driven by seasonality of tax payments, as well as clients continuing to reallocate cash into higher yielding liquid alternatives
    - Lower retail banking deposits reflecting seasonality, which was partially offset by growth in CDs and high-yield savings

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 2Q19 Supplement
13

Net interest income



Net Interest Income
($ in millions)
12,541
12,572
12,644
12,311
12,095
2.93%
2.94%
2.94%
2.91%
2.82%
2Q18
3Q18
4Q18
1Q19
2Q19
Net Interest Margin (NIM)

- Net interest income decreased $446 million, or 4%, YoY, and $216 million, or 2%, LQ; linked quarter decrease reflected declines from:
  - Balance sheet mix and repricing including the impact of higher deposit costs and a lower interest rate environment
  - $73 million higher MBS premium amortization resulting from higher prepays; currently expect 3Q19 MBS premium amortization to be higher than 2Q19
  - Partially offset by higher NII from one additional day in the quarter and higher variable income; hedge ineffectiveness accounting results (1) were stable
- Average earning assets up $11.4 billion LQ:
  - Short-term investments/fed funds sold up $14.8 billion
  - Mortgage loans held for sale up $4.6 billion
  - Equity securities up $2.1 billion
  - Debt securities down $7.6 billion
  - Loans down $2.5 billion
- NIM of 2.82% down 9 bps LQ and included:
  - ~(8) bps from balance sheet mix and repricing
  - ~(2) bps from MBS premium amortization
  - ~1 bp from variable income

(1) Total hedge ineffectiveness accounting (including related economic hedges) of $82 million in the quarter included $89 million in net interest income and $(7) million in other income. In 1Q19 total hedge ineffectiveness accounting (including related economic hedges) was $56 million and included $85 million in net interest income and $(29) million in other income.

Wells Fargo 2Q19 Supplement
14

Noninterest income

($ in millions)	2Q19	vs 1Q19	vs 2Q18
Noninterest income			
Service charges on deposit accounts	$ 1,206	10 %	4
Trust and investment fees:			
Brokerage advisory, commissions and other fees	2,318	6	(2)
Trust and investment management	795	1	(5)
Investment banking	455	15	(6)
Card fees	1,025	9	2
Other fees	800	4	(5)
Mortgage banking	758	7	(2)
Insurance	93	(3)	(9)
Net gains from trading activities	229	(36)	20
Net gains on debt securities	20	(84)	(51)
Net gains from equity securities	622	(24)	n.m.
Lease income	424	(4)	(4)
Other	744	30	53
Total noninterest income	$ 9,489	2 %	5



9,012
9,369
8,336
9,298
9,489
2Q18
3Q18
4Q18
1Q19
2Q19

- Deposit service charges up $112 million LQ reflecting higher consumer and commercial deposit service charges
  - Consumer (58% of total) was up from typically lower 1Q fees, as well as higher fee waivers in 1Q
  - Commercial (42% of total) was up on higher Treasury Management from a typically low 1Q
    - Earnings credit rate (ECR) offset (results in lower fees for commercial customers) was up $5 million LQ and up $31 million YoY
- Trust and investment fees up $195 million
  - Brokerage advisory, commissions and other fees up $125 million predominantly on higher retail brokerage advisory fees (priced at the beginning of the quarter)
  - Investment banking fees up $61 million on higher debt and equity underwriting
- Card fees up $81 million on higher debit and credit card purchase volumes from a seasonally low 1Q
- Other fees up $30 million largely driven by higher commercial real estate brokerage commissions
- Mortgage banking up $50 million
  - Servicing income down $87 million due to the impact of lower interest rates including higher loan payoffs
  - Net gains on mortgage loan originations up $137 million on higher origination volumes reflecting seasonality, as well as lower mortgage loan interest rates
- Trading gains down $128 million driven by lower credit products trading results (Please see page 33 for additional information)
- Net gains on debt securities down $105 million from a 1Q19 which included the sale of non-agency residential mortgage-backed securities (RMBS)
- Net gains from equity securities down $192 million and included $258 million lower deferred compensation gains (P&L neutral) (Please see page 32 for additional information)
- Other income up $170 million and included a $721 million gain on the sale of Pick-a-Pay PCI loans compared with a $608 million gain in 1Q19

Wells Fargo 2Q19 Supplement 15

Noninterest expense and efficiency ratio [1]

($ in millions)	2Q19	vs 1Q19	vs 2Q18
Noninterest expense			
Salaries	$ 4,541	3 %	2
Commission and incentive compensation	2,597	(9)	(2)
Employee benefits	1,336	(31)	7
Equipment	607	(8)	10
Net occupancy	719	-	-
Core deposit and other intangibles	27	(4)	(90)
FDIC and other deposit assessments	144	(9)	(52)
Outside professional services [2]	821	21	(7)
Operating losses [2]	247	4	(60)
Other [2]	2,410	8	5
Total noninterest expense	$ 13,449	(3) %	(4)



13,982
13,763
13,339
13,916
13,449
64.9%
62.7%
63.6%
64.4%
62.3%
2Q18
3Q18
4Q18
1Q19
2Q19
Efficiency Ratio

- Noninterest expense down $467 million LQ
  - Personnel expense down $734 million
    - Salaries up $116 million reflecting the impact of FTE mix and salary rate changes, as well as one additional day in the quarter
    - Commission and incentive compensation down $248 million from a seasonally high 1Q, partially offset by higher revenue-related incentive compensation in mortgage banking, retail brokerage and investment banking
    - Employee benefits expense down $602 million from a seasonally high 1Q, and included $243 million lower deferred compensation expense (P&L neutral) (Please see page 32 for additional information)
  - Equipment expense down $54 million from a typically higher 1Q
  - Outside professional services [2] up $143 million from typically low 1Q levels, as well as higher project spend and higher legal expense
  - Other expense [2] up $183 million and included:
    - $61 million higher contract services on higher project spend
    - $92 million higher advertising and promotion from typically low 1Q levels and included higher campaign volumes and increased brand advertising
    - $35 million higher charitable donations expense reflecting a higher contribution to the Wells Fargo Foundation
- 2Q19 efficiency ratio of 62.3%

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income).
(2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.

Wells Fargo 2Q19 Supplement
16

Noninterest expense – linked quarter


($ in millions)
Down $467 million, or 3%, LQ driven by seasonally lower personnel expense
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$13,916
($969)
Compensation & Benefits: $676 million seasonally lower personnel expense, and $243 million lower deferred compensation expense, partially offset by higher salaries expense
$260
Revenue-related: Higher commission and incentive compensation in Home Lending, WIM, and Wholesale Banking
$212
Third Party Services: Higher outside professional services and contract services expense
($25)
"Running the Business" – Non Discretionary: Lower FDIC expense, partially offset by higher donations expense
$105
"Running the Business" – Discretionary: Higher advertising and promotion expense, and higher travel and entertainment expense from typically low 1Q levels
($50)
Infrastructure Lower equipment expense
$13,449
1Q19
2Q19

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 34 for additional information.

Wells Fargo 2Q19 Supplement 17

Noninterest expense – year over year


($ in millions)
Down $533 million, or 4%, YoY driven by lower operating losses, core deposit intangibles amortization, and FDIC expense
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$13,982
2Q18
$55
Compensation & Benefits: Higher salaries expense and higher deferred compensation expense, partially offset by lower non-revenue-related incentive compensation
$68
Revenue-related: Higher commissions and incentive compensation in Home Lending and Wholesale Banking
$39
Third Party Services: Higher contract services expense and data processing expense, partially offset by lower professional services expense
($860)
"Running the Business" – Non Discretionary: $373 million lower operating losses, $237 million lower core deposit and other intangibles amortization, and lower FDIC expense
$106
"Running the Business" – Discretionary: Higher advertising and promotion expense due to increased campaign volumes and brand advertising
$59
Infrastructure: Higher equipment expense
$13,449
2Q19

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 34 for additional information.

Wells Fargo 2Q19 Supplement
18

2019 expense target . We are working hard to deliver on our 2019 Total Noninterest Expense expense target of $52.0-$53.0 billion and 1H 2019 Actual (1) and 2019 Target currently expect 2019 noninterest expense to be ($ in billions) near the high-end of the range as expense 52.0 – 53.0 efficiencies are being offset by higher ongoing - investment spend . Our 2019 expense target excludes: – Annual operating losses in excess of $600 million, 27.4 such as litigation and remediation accruals and 0.5 penalties 0.2 – Deferred compensation expense, which is subject to market fluctuations and is P&L neutral ($471 million expense in first half of 2019 vs. $242 million 26.7 benefit in FY18) . Factors impacting expenses include: (1) – Investments in risk management including 1H 2019 Actual 2019 Target regulatory compliance and operational risk, as well 2019 target excludes annual as data and technology, have exceeded operating losses in excess of expectations and are anticipated to continue Represents operating losses $600 million, such as litigation – Elevated revenue-related expenses due to, among in excess of $300 million for and remediation accruals and 1H19 penalties, and excludes other things, strength in mortgage banking and in deferred compensation Represents deferred the capital markets. We don’t want to forgo expense compensation expense ($471 revenue to manage to an expense target million in 1H19) (1) 1H 2019 = first half of 2019 results through June 30. Please see page 32 for additional information on deferred compensation. Wells Fargo 2Q19 Supplement 19

Community Banking

($ in millions)		2Q19	vs 1Q19		vs 2Q18
Net interest income	$	7,066	(3)	%	(4)
Noninterest income		4,739	5		6
Provision for credit losses		479	(33)		(1)
Noninterest expense		7,212	(6)		(1)
Income tax expense		838	98		(41)
Segment net income	$	3,147	11	%	26
($ in billions)					
Avg loans, net	$	457.7	-		(1)
Avg deposits		777.6	2		2

	2Q19	1Q19	2Q18
Key Metrics:			
Total Retail Banking branches	5,442	5,479	5,751

($ in billions)		2Q19	1Q19		2Q18
Auto Originations	$	6.3	5.4		4.4
Home Lending					
Applications	$	90	64		67
Application pipeline		44	32		26
Originations		53	33		50
Residential HFS production margin (1)		0.98	1.05	%	0.77

- Net income of $3.1 billion, up 26% YoY driven by net discrete tax expense in 2Q18, and up 11% LQ on lower personnel expense, which was seasonally higher in 1Q

Key metrics

- See pages 21 and 22 for additional information
- 5,442 retail bank branches reflects 38 branch consolidations in 2Q19
- Consumer auto originations of $6.3 billion, up 17% LQ and 43% YoY reflecting our focus on growing auto loans following the restructuring of the business
- Mortgage originations of $53 billion (held-for-sale = $33 billion and held-for-investment = $20 billion), up 61% LQ and 6% YoY
  - 68% of originations were for purchases, compared with 70% in 1Q19 and 78% in 2Q18
  - 0.98% residential held for sale production margin (1), down 7 bps LQ from sales execution timing
    - Current expectations are for the 3Q19 production margin to be up modestly from 2Q19

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held for sale mortgage originations.

Wells Fargo 2Q19 Supplement

20

Community Banking metrics

Customers and Active Accounts (in millions)	2Q19	1Q19	4Q18	3Q18	2Q18	vs. 1Q19	vs. 2Q18
Digital (online and mobile) Active Customers [1] [2]	30.0	29.8	29.2	29.0	28.9	1%	4%
Mobile Active Customers [1] [2]	23.7	23.3	22.8	22.5	22.0	2%	8%
Primary Consumer Checking Customers [1] [3]	24.3	23.9	23.9	24.0	23.9	1.3%	1.3%
Consumer General Purpose Credit Card Active Accounts [4][5]	8.0	7.8	8.0	7.9	7.8	2%	3%

- Digital (online and mobile) active customers [1] [2] of 30.0 million, up 1% LQ and 4% YoY reflecting improvements in user experience and increased customer awareness of digital services
  - Mobile active customers [1] [2] of 23.7 million, up 2% LQ and 8% YoY
- Primary consumer checking customers [1] [3] of 24.3 million, up 1.3% both LQ and YoY. The sale of 52 branches in 4Q18 reduced the YoY growth rate by 0.4%
- Consumer general purpose credit card active accounts [4] [5] of 8.0 million, up 2% LQ on seasonally higher spend levels, and up 3% YoY driven by the July 2018 launch of our new Propel American Express® card along with expansion in direct mail and digital channels

Customer Experience Survey Scores with Branch (period-end)	2Q19	1Q19	4Q18	3Q18	2Q18	vs. 1Q19	vs. 2Q18
Customer Loyalty	65.1%	64.1%	60.2%	58.5%	56.7%	106 bps	840
Overall Satisfaction with Most Recent Visit	80.9%	80.2%	78.7%	77.9%	76.6%	73	428

- ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores in June reached highest levels in more than 3 years

(1) Metrics reported on a one-month lag from reported quarter-end; for example, 2Q19 data as of May 2019 compared with May 2018.
(2) Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days.
(3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
(4) Accounts having at least one POS transaction, including POS reversal, during the period.
(5) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q19 Supplement 21

Community Banking metrics

Balances and Activity (in millions, except where noted)		2Q19	1Q19	4Q18	3Q18	2Q18	vs. 1Q19	vs. 2Q18
Consumer and Small Business Banking Deposits (Average) ($ in billions)	$	742.7	739.7	736.3	743.5	754.0	0%	-1%
Teller and ATM Transactions (1)		327.3	313.8	334.8	343.6	351.4	4%	-7%
Consumer and Small Business Digital Payment Transactions (2)		145.8	138.2	135.5	137.0	135.0	5%	8%
Debit Cards (3)								
POS Transactions		2,336	2,165	2,249	2,235	2,222	8%	5%
POS Purchase Volume (billions)	$	93.2	86.6	89.8	87.5	87.5	8%	6%
Consumer General Purpose Credit Cards (4) ($ in billions)								
POS Purchase Volume	$	20.4	18.3	20.2	19.4	19.2	11%	6%
Outstandings (Average)		30.9	30.7	30.2	29.3	28.5	1%	8%

- Average consumer and small business banking deposit balances up modestly LQ, and down 1% YoY as WIM customers moved excess liquidity to higher rate cash alternatives
- Teller and ATM transactions (1) of 327.3 million in 2Q19, up 4% LQ reflecting seasonality, and down 7% YoY due to continued customer migration to digital channels
- Consumer and small business digital payment transactions (2) of 145.8 million, up 5% LQ and 8% YoY reflecting improvements in user experience and increased customer awareness of digital services
- Debit cards (3) and consumer general purpose credit cards (4):
  - Point-of-sale (POS) debit card transactions up 8% LQ on seasonality, and up 5% YoY on stronger usage per account
  - POS debit card purchase volume up 8% LQ due to seasonality, and up 6% YoY on higher transaction volume
  - POS consumer general purpose credit card purchase volume up 11% LQ due to seasonality, and up 6% YoY on higher transaction volume
  - Consumer general purpose credit card average balances of $30.9 billion, up 1% LQ and up 8% YoY driven by new account and purchase volume growth

(1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 2Q19 data includes March 2019, April 2019 and May 2019.
(3) Combined consumer and business debit card activity.
(4) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 2Q19 Supplement 22

Wholesale Banking

($ in millions)		2Q19	vs 1Q19		vs 2Q18
Net interest income	$	4,535	-	%	(3)
Noninterest income		2,530	(2)		1
Provision for credit losses		28	(79)		n.m.
Noninterest expense		3,882	1		(8)
Income tax expense		365	(1)		(4)
Segment net income	$	2,789	1	%	6
($ in billions)					
Avg loans, net	$	474.0	(1)		2
Avg deposits		410.4	-		(1)

- Net income of $2.8 billion, up 6% YoY on lower operating losses, and up 1% LQ reflecting lower provision for credit losses
- Net interest income down 3% YoY and stable LQ
- Noninterest income down 2% LQ as lower market sensitive revenue was partially offset by higher investment banking, mortgage banking, commercial real estate brokerage, and treasury management fees
- Provision for credit losses decreased $106 million LQ reflecting lower nonaccruals and an overall improvement in credit quality
- Noninterest expense up 1% LQ driven by higher regulatory, risk, and technology expenses, partially offset by lower personnel expense

Treasury Management

- Treasury management revenue up 1% YoY and up 4% LQ from typically low 1Q volumes
- Commercial card spend volume [(1)] of $8.7 billion, up 6% YoY on increased transaction volumes, and up 3% LQ

Investment Banking

- YTD U.S. investment banking market share of 3.5% [(2)] vs. YTD 2018 of 3.3% [(2)] and full year 2018 of 3.2% [(2)] on higher market share in loan syndications, high grade and advisory

(1) Includes commercial card volume for the entire company.
(2) Year-to-date (YTD) through June. Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 2Q19 Supplement

23

Wealth and Investment Management

($ in millions)		2Q19	vs 1Q19		vs 2Q18
Net interest income	$	1,037	(6)	%	(7)
Noninterest income		3,013	1		6
Provision for credit losses		(1)	n.m.		50
Noninterest expense		3,246	(2)		(3)
Income tax expense		201	5		37
Segment net income	$	602	4	%	35
($ in billions)					
Avg loans, net	$	75.0	1		-
Avg deposits		143.5	(6)		(14)

($ in billions, except where noted)		2Q19	vs 1Q19		vs 2Q18
Key Metrics:					
WIM Client assets (1) ($ in trillions)	$	1.9	1	%	(1)
Retail Brokerage					
Client assets ($ in trillions)		1.6	1		-
Advisory assets		561	3		3
Financial advisors		13,799	-		(3)
Wealth Management					
Client assets	$	231	-		(3)
Wells Fargo Asset Management					
Total AUM (2)		495	4		-
Wells Fargo Funds AUM		208	6		4
Retirement					
IRA assets		414	2		3
Institutional Retirement Plan assets (3)		388	2		-

- Net income of $602 million, up 35% YoY as 2Q18 included the Rock Creek other-than-temporary impairment, and up 4% LQ primarily driven by seasonally lower personnel expense and higher asset-based fees
- Net interest income down 6% LQ primarily due to lower deposit balances
- Noninterest income up 1% LQ largely driven by higher asset-based fees, partially offset by lower net gains from equity securities on lower deferred compensation plan investments (P&L neutral)
- Noninterest expense down 2% LQ primarily driven by lower personnel expenses from a seasonally higher first quarter, and lower deferred compensation plan expense (P&L neutral), partially offset by higher broker commissions

WIM Segment Highlights

- WIM total client assets of $1.9 trillion, down 1% YoY
- 2Q19 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $2.7 billion were up 12% from 1Q19

Retail Brokerage

- Advisory assets of $561 billion, up 3% YoY driven primarily by higher market valuations, partially offset by net outflows

Wells Fargo Asset Management

- Total AUM (2) of $495 billion, flat YoY as higher market valuations and money market fund net inflows were offset by equity and fixed income net outflows, as well as the sale of Wells Fargo Asset Management's ownership stake in The Rock Creek Group, LP and removal of the associated AUM

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits.
(2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.
(3) On July 1, 2019, we closed the previously announced sale of our Institutional Retirement and Trust business.

Wells Fargo 2Q19 Supplement
24

Credit quality Provision Expense and Net Charge-offs . Net charge-offs of $653 million, down $42 ($ in millions) million LQ on lower consumer losses . 0.28% net charge-off rate, down 2 bps LQ 845 - Commercial losses of 13 bps, up 2 bps LQ 721 680 695 653 - Consumer losses of 45 bps, down 6 bps LQ on 602 580 521 503 lower auto losses primarily reflecting seasonality 452 . NPAs decreased $1.0 billion LQ - Nonaccrual loans (1) decreased $983 million on a $656 million decline in consumer nonaccruals including $373 million in first mortgage 0.26% 0.29% 0.30% 0.30% 0.28% nonaccruals moved to HFS, as well as a $327 2Q18 3Q18 4Q18 1Q19 2Q19 million decline in commercial nonaccruals on Provision Expense Net Charge-offs Net Charge-off Rate broad-based improvement across industry sectors Nonperforming Assets . $150 million reserve release primarily driven ($ in billions) by strong overall credit portfolio performance 7.6 7.2 7.0 7.3 . Allowance for credit losses = $10.6 billion 0.5 0.5 0.5 0.4 6.3 0.4 - Allowance covered 4.0x annualized 2Q19 net charge-offs 7.1 6.9 6.7 6.5 5.9 2Q18 3Q18 4Q18 1Q19 2Q19 Nonaccrual loans (1) Foreclosed assets (1) Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale, loans held for sale and loans held at fair value of $339 million and $360 million at September 30, and June 30, 2018, respectively. Wells Fargo 2Q19 Supplement 25

Capital Common Equity Tier 1 Ratio Capital Position (Fully Phased-In) (1) . Common Equity Tier 1 ratio (fully phased-in) of 12.0% at 6/30/19 (1) was well above both the 12.0% 12.0% 11.9% 11.9% regulatory minimum of 9% and our current 11.7% internal target of 10% Capital Return . Received a non-objection to our 2019 Capital Plan submission from the Federal Reserve . Period-end common shares outstanding down 92.4 million shares, or 2%, LQ - Settled 104.9 million common share repurchases - Issued 12.5 million common shares . Continued de-risking of the balance sheet and consistent level of profitability have contributed to capital levels well above regulatory requirements and internal targets, enabling significant capital returns to shareholders - Returned $6.1 billion to shareholders 2Q18 3Q18 4Q18 1Q19 2Q19 in 2Q19, up 52% YoY Estimated • Net share repurchases of $4.1 billion, 1.9x net share repurchases in 2Q18 • Quarterly common stock dividend of $0.45 per share, up 15% YoY Total Loss Absorbing Capacity (TLAC) Update . As of 6/30/19, our eligible external TLAC as a percentage of total risk-weighted assets was 24.1% (2) compared with the required minimum (1) 2Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are of 22.0% calculated assuming the full phase-in of the Basel III capital rules. See page 35 for additional information regarding the Common Equity Tier 1 capital ratio. (2) 2Q19 TLAC ratio is a preliminary estimate. Wells Fargo 2Q19 Supplement 26

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)	2Q19	1Q19	2Q18	Linked Quarter Change		Year-over-Year Change	
Real estate 1-4 family first mortgage loans:	$ 286,427	284,545	283,001	$ 1,882	1 %	$ 3,426	1 %
Nonaccrual loans	2,425	3,026	3,469	(601)	(20)	(1,044)	(30)
as % of loans	0.85 %	1.06	1.23	(21) bps		(38) bps	
Net charge-offs/(recoveries)	$ (30)	(12)	(23)	$ (18)	n.m.	$ (7)	30
as % of average loans	(0.04) %	(0.02)	(0.03)	(2) bps		(1) bps	
Real estate 1-4 family junior lien mortgage loans:	$ 32,068	33,099	36,542	$ (1,031)	(3)	$ (4,474)	(12)
Nonaccrual loans	868	916	1,029	(48)	(5)	(161)	(16)
as % of loans	2.71 %	2.77	2.82	(6) bps		(11) bps	
Net charge-offs/(recoveries)	$ (19)	(9)	(13)	$ (10)	n.m. %	$ (6)	46 %
as % of average loans	(0.24) %	(0.10)	(0.13)	(14) bps		(11) bps	

- First mortgage loans up $1.9 billion LQ as $19.8 billion of originations were largely offset by paydowns, $1.9 billion of Pick-a-Pay PCI loan sales ($721 million gain), and $1.8 billion of mortgage loans transferred to held for sale
  - First lien home equity lines of $11.1 billion, down $317 million

- Pick-a-Pay portfolios
  - Non-PCI loans of $9.4 billion, down $1.3 billion, or 12%, LQ primarily reflecting $805 million in loans transferred to held for sale, as well as loans paid-in-full
  - Nonaccrual loans decreased $183 million, or 24%, LQ primarily due to loans transferred to held for sale
  - PCI loans of $1.1 billion, down $2.0 billion LQ driven by $1.9 billion of loan sales
    - 2Q19 accretable yield percentage of 11.56% expected to increase to ~12.24% in 3Q19

- Junior lien mortgage loans down $1.0 billion, or 3%, LQ as paydowns more than offset originations

Loan balances as of period-end.

Wells Fargo 2Q19 Supplement

28

Consumer credit card portfolio

($ in millions, except where noted)		2Q19		1Q19	2Q18	Linked Quarter Change				Year-over-Year Change			
Credit card outstandings	$	38,820		38,279	36,684	$	541	1	%	$	2,136	6	%
Net charge-offs		349		352	323		(3)	(1)			26	8	
as % of avg loans		3.68	%	3.73	3.61		(5) bps				7 bps		
30+ days past due	$	895		945	857	$	(50)	(5)		$	38	4	
as % of loans		2.31	%	2.47	2.34		(16) bps				(3) bps		
Key Metrics:													
Purchase volume	$	22,459		20,062	21,239	$	2,397	12		$	1,220	6	
POS transactions (millions)		329		299	310		30	10			19	6	
New accounts (1) (thousands)		498		507	423		(9)	(2)			75	18	
POS active accounts (thousands) (2)		8,832		8,663	8,597		169	2	%		235	3	%

- Credit card outstandings up 1% LQ due to seasonality, and up 6% YoY reflecting new account and purchase volume growth
  - General purpose credit card outstandings up 1% LQ and up 8% YoY
  - Purchase dollar volume up 12% LQ due to seasonality, and up 6% YoY on higher transaction volume
  - New accounts (1) down 2% LQ primarily driven by lower direct mail campaigns, but up 18% YoY reflecting the July 2018 launch of the new Propel American Express® card, as well as channel expansion in direct mail and digital channels
    - 48% of general purpose credit card new accounts were originated through digital channels, up from 44% in 1Q19 and 43% in 2Q18
    - 16% of general purpose credit card new accounts were originated through direct mail channels, down from 20% in 1Q19, but up from 14% in 2Q18
- Net charge-offs down $3 million, or 5 bps, LQ primarily driven by seasonality of tax payments, but up $26 million, or 7 bps, YoY largely driven by portfolio growth of $2.1 billion
- 30+ days past due decreased $50 million, or 16 bps, LQ on seasonality, and increased $38 million YoY

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 2Q19 Supplement

29

Auto portfolios

($ in millions)	2Q19	1Q19	2Q18	Linked Quarter Change		Year-over-Year Change	
Consumer:							
Auto outstandings	$ 45,664	44,913	47,632	$ 751	2 %	$ (1,968)	(4) %
Indirect outstandings	44,785	43,918	46,418	867	2	(1,633)	(4)
Direct outstandings	879	995	1,214	(116)	(12)	(335)	(28)
Nonaccrual loans	115	116	119	(1)	(1)	(4)	(3)
as % of loans	0.25 %	0.26	0.25	(1) bps		- bps	
Net charge-offs	$ 52	91	113	$ (39)	(43)	$ (61)	(54)
as % of avg loans	0.46 %	0.82	0.93	(36) bps		(47) bps	
30+ days past due	$ 1,048	1,040	1,399	$ 8	1	$ (351)	(25)
as % of loans	2.30 %	2.32	2.94	(2) bps		(64) bps	
Commercial:							
Auto outstandings	$ 10,973	11,088	10,891	$ (115)	(1)	$ 82	1
Nonaccrual loans	16	15	32	1	7	(16)	(50)
as % of loans	0.15 %	0.14	0.29	1 bps		(14) bps	
Net charge-offs	$ 2	2	1	$ -	- %	$ 1	- %
as % of avg loans	0.06 %	0.07	0.02	(1) bps		4 bps	

Consumer Portfolio

- Auto outstandings of $45.7 billion, up 2% LQ and down 4% YoY
  - 2Q19 originations of $6.3 billion, up 17% LQ and 43% YoY reflecting our focus on growing auto loans following the restructuring of the business
- Nonaccrual loans down $1 million LQ and down $4 million YoY
- Net charge-offs down $39 million LQ on lower losses and higher recoveries, and down $61 million YoY predominantly driven by lower loan outstandings, lower losses from higher quality originations, and higher recoveries
- 30+ days past due increased $8 million LQ, and decreased $351 million YoY largely driven by higher quality originations

Commercial Portfolio

- Loans of $11.0 billion, down 1% LQ on seasonality, and up 1% YoY

Loan balances as of period-end.

Wells Fargo 2Q19 Supplement
30

Student lending portfolio ($ in millions) 2Q19 1Q19 2Q18 Linked Quarter Change Year-over-Year Change Private outstandings $ 10,860 11,139 11,534 $ (279) (3) % $ (674) (6) % Net charge-offs 32 27 34 5 19 (2) (6) as % of avg loans 1.16% 0.94 1.15 22 bps 1 bps 30+ days past due $ 148 176 152 $ (28) (16) % $ (4) (3) % as % of loans 1.36% 1.58 1.32 (22) bps 4 bps . $10.9 billion private loan outstandings, down 3% LQ and 6% YoY on higher paydowns - Average FICO of 760 and 80% of the total outstandings have been co-signed - Originations increased 27% YoY driven by higher originations for student loan consolidations; total trailing twelve months’ (July 2018 – June 2019) originations of $1.5 billion . Net charge-offs increased $5 million LQ due to seasonality of repayments and decreased $2 million YoY . 30+ days past due decreased $28 million LQ and decreased $4 million YoY on lower loan balances Loan balances as of period-end. Wells Fargo 2Q19 Supplement 31

Deferred compensation plan investment results . Wells Fargo’s deferred compensation plan allows eligible team members the opportunity to defer receipt of current compensation to a future date . Certain team members within Wholesale Banking, and Wealth and Investment Management have mandatory deferral plans as part of their incentive compensation plans . To neutralize the impact of market fluctuations resulting from team member elections, which are recognized in employee benefits expense, we enter into economic hedges through the use of equity securities and the offsetting revenue is recognized in net interest income and net gains from equity securities vs vs ($ in millions) 2Q19 1Q19 4Q18 3Q18 2Q18 1Q19 2Q18 Net interest income $ 18 13 23 14 13 $ 5 5 Net gains (losses) from equity securities 87 345 (452) 118 37 (258) 50 Total revenue (losses) from deferred compensation plan investments 105 358 (429) 132 50 (253) 55 (1) Employee benefits expense 114 357 (428) 129 53 (243) 61 Income (loss) before income tax expense $ (9) 1 (1) 3 (3) $ (10) (6) . FY18 employee benefits expense was a $242 million benefit . 1H19 employee benefits expense was $471 million expense (1) Represents change in deferred compensation plan liability. Wells Fargo 2Q19 Supplement 32

Trading-related revenue ($ in millions) 2Q19 1Q19 2Q18 Linked Quarter Change Year-over-Year Change Trading-related revenue Net interest income $ 776 795 688 $ (19) (2) % $ 88 13 % Net gains on trading activities 229 357 191 (128) (36) 38 20 Trading-related revenue $ 1,005 1,152 879 $ (147) (13) % $ 126 14% . Trading-related revenue of $1.0 billion was down $147 million, or 13%, LQ: - Net interest income decreased $19 million, or 2% - Net gains on trading activities decreased $128 million primarily driven by lower credit products trading results from a strong 1Q19, as well as lower equity, rates and commodities, and municipal bond trading activity, partially offset by increased trading in asset-backed securities . Trading-related revenue was up $126 million, or 14%, YoY: - Net interest income up $88 million, or 13%, largely driven by higher average trading assets predominantly reflecting increased customer demand for U.S. Treasury and agency bonds, as well as higher yields in equity trading - Net gains on trading activities up $38 million, or 20%, reflecting increased trading in asset- backed securities driven by higher agency RMBS trading volumes Wells Fargo 2Q19 Supplement 33

Noninterest expense analysis (reference for slides 17-18) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 2Q19 Supplement 34

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total equity		$	200.0	198.7	197.1	199.7	206.1
Adjustments:							
Preferred stock			(23.0)	(23.2)	(23.2)	(23.5)	(25.7)
Additional paid-in capital on ESOP preferred stock			(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			1.3	1.5	1.5	1.8	2.0
Noncontrolling interests			(1.0)	(0.9)	(0.9)	(0.9)	(0.9)
Total common stockholders' equity			177.2	176.0	174.4	177.0	181.4
Adjustments:							
Goodwill			(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			(0.5)	(0.5)	(0.6)	(0.8)	(1.1)
Other assets (2)			(2.3)	(2.1)	(2.2)	(2.1)	(2.2)
Applicable deferred taxes (3)			0.8	0.8	0.8	0.8	0.9
Investment in certain subsidiaries and other			0.4	0.3	0.4	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		149.2	148.1	146.4	148.9	153.0
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,248.2	1,243.1	1,247.2	1,250.2	1,276.3
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		12.0%	11.9	11.7	11.9	12.0

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2019, and December 31, September 30 and June 30, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's June 30, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo 2Q19 Supplement

35

Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Jun 30, 2019 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,848 Average total equity 199,685 Adjustments: Preferred stock (23,023) Additional paid-in capital on ESOP preferred stock (78) Unearned ESOP shares 1,294 Noncontrolling interests (939) Average common stockholders’ equity (B) 176,939 Adjustments: Goodwill (26,415) Certain identifiable intangible assets (other than MSRs) (505) Other assets (2) (2,155) Applicable deferred taxes (3) 780 Average tangible common equity (C) $ 148,644 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 13.26 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 15.78 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end. Wells Fargo 2Q19 Supplement 36

Forward-looking statements This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our second quarter 2019 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Wells Fargo 2Q19 Supplement 37